Exhibit 23.1






                              GOLDSTEIN AND MORRIS
                       CERTIFIED PUBLIC ACCOUNTANTS, P.C.
                                501 FIFTH AVENUE
                              NEW YORK, N.Y. 10017


ALBERT M. GOLDSTEIN                                     TELEPHONE (212) 682-3378
EDWARD B. MORRIS                                        FAX (212) 599-6438
ALAN J. GOLDBERGER



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 22, 1996, which appears in the annual report on Form 10-KSB of Laser Master International, Inc. and wholly owned subsidiaries for the year ended November 30, 1995, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                              /s/ Goldstein and Morris

                                              Goldstein & Morris
                                              Certified Public Accountants, P.C.



New York, New York
September 5, 1996